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                            SCHEDULE 14C INFORMATION
 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]    Preliminary Information Statement
[ ]    Definitive Information Statement
[ ]    Confidential, for use of the Securities and Exchange
       Commission only (as permitted by Rule 14c-5(d)(2))

                Kelley Partners 1992 Development Drilling Program
                (Name of Registrant as specified in its charter)

Payment of Filing Fee (check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on the table below per Exchange Act Rules 14c-5(g) and O-11.

       (1)      Title of each class of securities to which transaction applies:
                NOT APPLICABLE
       (2)      Aggregate number of securities to which transaction applies:
                NOT APPLICABLE
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.): NOT APPLICABLE
       (4)      Proposed maximum aggregate value of transaction:  NOT APPLICABLE
       (5)      Total fee paid: NOT APPLICABLE
[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement No., or the Form or Schedule and the date of its filing.
       (1)      Amount Previously Paid:
       (2)      Form, Schedule or Registration Statement No.:
       (3)      Filing Party:
       (4)      Date Filed:

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                KELLEY PARTNERS 1992 DEVELOPMENT DRILLING PROGRAM
                            601 JEFFERSON, SUITE 1100
                              HOUSTON, TEXAS 77002

                              INFORMATION STATEMENT

     We are furnishing this information statement to our unitholders in connection with action taken by written consent of the holder of a majority in interest of our units.

     On November 16, 2000, Kelley Oil Corporation, as managing general partner and as the holder of 84% of the units, constituting a majority in interest of the units under the partnership agreement, signed a written consent of unitholders adopting an amendment to the partnership agreement to permit the transfer of units among unitholders. A copy of this amendment is attached as Annex A. This amendment will become effective on December 27, 2000 without further action. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The partnership agreement prohibits transfers of units except in very limited circumstances. The partnership agreement provides that it may be amended by a majority in interest of unitholders and that no meeting of unitholders is required to adopt an amendment if the amendment is approved in writing by a majority in interest of the unitholders. As Kelley Oil Corporation holds 84% of the units, it may effect the amendment. Kelley Oil Corporation signed a consent to adopt this amendment, and the amendment will become effective on December 27, 2000 without any further action.

     This information statement is being sent to you as a unitholder to inform you of this action. This information statement is first being sent or given to unitholders on or about November 28, 2000.

     The following table sets forth information regarding the only unitholder we know to own beneficially more than five percent of our units. These units are held directly.

NAME AND ADDRESS                                     UNITS OWNED               PERCENTAGE OF UNITS OUTSTANDING
----------------                                     -----------               -------------------------------
Kelley Oil Corporation.....................           13,422,310                           83.72%
601 Jefferson, Suite 1100
Houston, Texas  77002


     The following table sets forth information regarding units beneficially owned, directly or indirectly, by each of the directors of Kelley Oil Corporation and by all officers and directors of Kelley Oil Corporation as a group.

NAME AND ADDRESS                                     UNITS OWNED               PERCENTAGE OF UNITS OUTSTANDING
----------------                                     -----------               -------------------------------
John F. Bookout............................               --                                  --
Kenneth R. Sanders.........................               --                                  --
Rick G. Lester.............................               --                                  --
All directors and officers as a group .....               --                                  --
   (8 persons)




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     Annex A


     Effective as of December 27, 2000, the text of Section 10.2 of the Partnership Agreement shall be designated as paragraph (a) of such Section, and a new paragraph (b) shall be added to Section 10.2 to read in its entirety as follows:

     "(b)Notwithstanding any other provision of this Article 10, a Unitholder may at any time sell or transfer its Units to any other Unitholder or the Managing General Partner in whole and not in part, and any Unitholder or the Managing General Partner may at any time purchase the Units of any other Unitholder, in each such case on such terms and provisions as such Unitholders or the Managing General Partner, as applicable, may mutually agree."